EXHIBIT 10.3
SECURITY AGREEMENT
     1. Grant of Security Interest. For valuable consideration, each of the undersigned eTELECARE GLOBAL SOLUTIONS-US, INC., a Delaware corporation (“Global Solutions-US”); eTELECARE GLOBAL SOLUTIONS-AZ, INC., an Arizona corporation (“Global Solutions-AZ”), and any corporation, limited liability company and partnership that shall become a party hereto pursuant to Section 6(c) or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in all of the property of Debtor described as follows (collectively, the “Collateral”):
     (a) all accounts, deposit accounts, contract rights, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles, investment property, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;
     (b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor’s business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor’s places of business or elsewhere;
     (c) all money and property heretofore, now or hereafter delivered to or deposited with Bank or otherwise coming into the possession, custody or control of Bank (or any agent or bailee of Bank) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;
     (d) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest; and
     (e) all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including, without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”).
     2. Obligations Secured. The obligations secured hereby are the payment and performance of: all obligations of Debtor under this Agreement, the Credit Agreement dated July 23, 2007 (the “Credit Agreement”) between Global Solutions-US, Global Solutions-AZ and Bank, the Revolving Line of Credit Note dated July 23, 2007 by Global Solutions-US and Global Solutions-AZ in favor of Bank and any other agreements executed and delivered by Debtor in connection with the foregoing. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.
     3. Termination. This Agreement will terminate upon the performance of all outstanding obligations of Debtor to Bank, including, without limitation, the payment of all outstanding Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.
     4. Obligations of Bank. Bank has no obligation to make any loans hereunder. Following the occurrence and during the continuance of an Event of Default and following notice from Bank to Debtor that Bank intends to enforce its security interest in the Collateral, any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.
     5. Representations and Warranties. Each Debtor, represents and warrants to Bank that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds, except for any Collateral located in offsite data centers; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office, except for financing statements filed with respect to security interests and liens permitted under the Credit Agreement; (g) all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution; and (h) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral.
     6. Covenants of Debtor.
     (a) Each Debtor, agrees in general: (i) to permit Bank to exercise its powers; (ii) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (iii) not to change its name, and as applicable, its chief executive office or the jurisdiction in which it is organized and/or registered without giving Bank written notice thereof; (iv) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds except where such change is reported in the quarterly compliance certificate delivered by Debtor pursuant to the Credit Agreement; and (v) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.
     (b) Each Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (ii) to insure the Collateral with Bank named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities in accordance with the Credit Agreement,; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof where the failure to do so would have a material adverse effect of Debtor, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from locations disclosed to Bank except in the ordinary course of Debtor’s business or to dispose thereof as permitted in the Credit Agreement; (v) if requested by Bank following an Event of Default and notice to Debtor that Bank intends to enforce its security interest in the Collateral, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (vii) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (viii) from time to time, but not more often than once each quarter if no Event of Default shall have occurred and be continuing, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and, following an Event of Default and notice to Debtor that Bank intends to enforce its security interest in the Collateral, to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (ix) in the event Bank elects to receive payments of rights to payment or Proceeds hereunder following an Event of Default and notice to Debtor that Bank intends to enforce its security interest in the Collateral, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (x) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.
     (c) If Debtor or eTelecare Global Solutions, Inc., a Metro-Manila Philippines corporation forms, or acquires all of the issued and outstanding equity interests any corporation, limited liability company or partnership, Debtor shall cause such entity to promptly join this Agreement pursuant to a joinder agreement in form and substance satisfactory to Bank.
     7. Powers of Bank. Each Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them following the occurrence and during the continuance of an Event of Default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Bank’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquaintances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank’s interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank’s sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.
     8. Payment of Premiums, Taxes, Charges, Liens and Assessments. Each Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds in accordance with the Credit Agreement, and upon the failure of Debtor to do so, Bank at its option may pay any of them. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.
     9. Events of Default. The occurrence or happening, at any time and from time to time, of any Event of Default (as defined in the Credit Agreement) shall constitute a default hereunder (“Event of Default”).
     10. Remedies. Upon the occurrence of any Event of Default and notice to Debtor that Bank intends to enforce its security in the Collateral, Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the equivalent body of law in the applicable jurisdiction or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank; and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other disposition, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists, and after Bank notifies Debtor it intends to foreclose its security in the Collateral: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (c) at Bank’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

     11. Disposition of Collateral and Proceeds; Transfer of Indebtedness. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in accordance with the other Loan Documents. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.
     12. Miscellaneous. When there is more than one Debtor named herein: (a) the word “Debtor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (iv) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.
     13. Notices. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three days after deposit in the U.S. mail, first-class and postage prepaid; (c) if sent by facsimile, upon receipt and (d) if sent by electronic mail upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient.
     14. Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

     15. Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.
     17. Corporate Information. Each Debtor hereby represents and warrants that the information below is accurate:

Chief Executive
	State of	Office/Principal Place of
Debtor	Organization	Business

eTelecare Global Solutions-US, Inc.	Delaware	Scottsdale, Arizona
eTelecare Global Solutions-AZ, Inc.	Arizona	Scottsdale, Arizona
[CONTINUED ON NEXT PAGE]

	eTelecare Global	eTelecare Global
	Solutions-US, Inc.	Solutions-AZ, Inc.

Location of Equipment	602 E. Huntington Drive	8901 E. Raintree Drive
	Suite H	Suite 100
	Monrovia, CA 91016	Scottsdale, AZ 85260

	604 E. Huntington Drive	609 30th Avenue NW
	Suite B	Minot, ND 58703
Monrovia, CA 91016

	Data Foundry	Metro Center Mall
	7401 E. Ben White Blvd.	1330 20th Avenue SW
	Suite 100, Building 1	Minot, ND 58701
Austin, TX 78741

	Sterling — Digital Reality	1215 W. Cherry Street
	120 E. Van Buren	VR-120
	Phoenix, AZ 85004	Vermillion, SD 57069

6090 Zenith Court, NE
Rio Rancho, NM 87114

4611 E. Baseline
Phoenix, AZ 85042

1801 E. Camelback Road
Phoenix, AZ 85016

Data Foundry
7401 E. Ben White Blvd.
Suite 100, Building 1
Austin, TX 78741

Sterling — Digital Reality
120 E. Van Buren
Phoenix, AZ 85004
[END OF DOCUMENT TEXT. SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of July 23, 2007.

eTELECARE GLOBAL SOLUTIONS-US, INC., a Delaware corporation

By	/s/ J. Michael Dodson

J. Michael Dodson, Chief Financial Officer

eTELECARE GLOBAL SOLUTIONS-AZ, INC., an Arizona corporation

By	/s/ J. Michael Dodson

J. Michael Dodson, Chief Financial Officer
[Signature Page to Security Agreement (Borrower)]